SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 10, 2007
ENTERTAINMENT DISTRIBUTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-15761	98-0085742
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
825 8th Avenue, 23rd Floor
New York, New York 10019
(Address of Principal
Executive Offices)
(212) 333-8400
(Registrant’s telephone number, including area code)
Glenayre Technologies, Inc.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective May 10, 2007, the registrant changed its name from Glenayre Technologies, Inc. to Entertainment Distribution Company, Inc. The name change was effected pursuant to Section 253 of the General Corporation Law of the State of Delaware by the merger of a wholly-owned subsidiary of the registrant into the registrant. The sole purpose of the merger was to effect the change in the registrant’s name. The registrant was the surviving corporation and, in connection with the merger, the registrant amended its Certificate of Incorporation to change the registrant’s name to Entertainment Distribution Company, Inc. pursuant to the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1.
Effective May 11, 2007, the registrant’s common stock will continue to trade on the NASDAQ Global Market, under the new symbol “EDCI” and has been assigned the new CUSIP number 29382J 105.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits

Exhibit No.	Description
3.1	Certificate of Ownership and Merger of Entertainment Distribution Company Merger Sub, Inc. into Glenayre Technologies, Inc. dated May 10, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT DISTRIBUTION COMPANY, INC.
Date: May 10, 2007	By:	/s/ Jordan Copland
Jordan Copland
Executive Vice President and Chief Financial Officer

Entertainment Distribution Company, Inc.
Exhibit Index

Exhibit No.	Description
3.1	Certificate of Ownership and Merger of Entertainment Distribution Company Merger Sub, Inc. into Glenayre Technologies, Inc. dated May 10, 2007